EXHIBIT 23.3





INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of GrafTech International Ltd. (formerly UCAR International Inc.) on Form S-3 of our report dated February 20, 2002, appearing in the Registration Statement No. 333-87302 on Form S-4 .

We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ DELOITTE & TOUCHE LLP

Nashville, Tennessee
June 12, 2002